SCHEDULE 14A
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)
Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12
GEORGIA-CAROLINA BANCSHARES, INC.
(Name of Registrant as Specified in Its Charter)
Not Applicable

(Name of Person(s) Filing Proxy Statement if other than Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1 (set forth the amount on which the filing fee is calculated and state how it was determined).

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

GEORGIA-CAROLINA BANCSHARES, INC.
3527 Wheeler Road
Augusta, Georgia 30909
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 18, 2009
          The Annual Meeting of Shareholders of Georgia-Carolina Bancshares, Inc. (the “Company”) will be held at 4:00 p.m. on Monday, May 18, 2009, at 3527 Wheeler Road, Augusta, Georgia 30909 for the following purposes:
(1)	to elect five Class III directors to hold office until the 2012 Annual Meeting of Shareholders, and until their successors are elected and qualified;

(2)	to elect one Class II director to hold office for the remainder of the Class II term, which expires at the 2011 Annual Meeting of Shareholders, and until his successor is elected and qualified; and

(3)	to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
          Only shareholders of record at the close of business on April 6, 2009 will be entitled to notice of and to vote at the annual meeting or any adjournments or postponements thereof.
          A proxy statement and a proxy card solicited by the Board of Directors are enclosed herewith. Please sign, date and return the proxy card promptly. If you attend the annual meeting, you may, if you wish, withdraw your proxy and vote in person.

By Order of the Board of Directors,
/s/ Remer Y. Brinson III
Remer Y. Brinson III
President and Chief Executive Officer

Augusta, Georgia
April 15, 2009
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 18, 2009
The proxy statement and the 2008 annual report to stockholders on Form 10-K are available at: https://materials.proxyvote.com/373145
Your vote is important. Whether or not you plan to attend the annual meeting in person, you are urged to complete, sign, date and promptly mail the enclosed proxy in the accompanying postage paid envelope. If you attend the annual meeting, you may revoke the proxy and vote your shares in person.

PROXY STATEMENT
VOTING
ELECTION OF DIRECTORS
CORPORATE GOVERNANCE AND BOARD MATTERS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS
AUDIT COMMITTEE REPORT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
INDEPENDENT PUBLIC ACCOUNTANTS
OTHER MATTERS

GEORGIA-CAROLINA BANCSHARES, INC.
3527 Wheeler Road
Augusta, Georgia 30909
ANNUAL MEETING OF SHAREHOLDERS
May 18, 2009

PROXY STATEMENT

          This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Georgia-Carolina Bancshares, Inc. (the “Company”) for use in voting at the Annual Meeting of Shareholders to be held at 4:00 p.m. on Monday, May 18, 2009, at 3527 Wheeler Road, Augusta, Georgia 30909, and at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying proxy are first being mailed to shareholders on or about April 15, 2009. The address of the principal executive offices of the Company is 3527 Wheeler Road, Augusta, Georgia 30909. All references in this Proxy Statement to “we”, “us” or “our” refer to the Company. All references in this Proxy Statement that refer to the “Bank” refer to First Bank of Georgia.
VOTING
Voting and the Revocability of Proxies
          When proxy cards are properly executed, dated and returned, the shares they represent will be voted at the annual meeting in accordance with the instructions of the shareholders. If no specific instructions are given, the shares will be voted FOR the election of the nominees for director set forth herein. In addition, if other matters come before the annual meeting, the persons named in the proxy card will vote in accordance with their best judgment with respect to such matters. Any proxy given pursuant to this solicitation may be revoked by any shareholder who attends the annual meeting and gives oral notice of his or her election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the annual meeting by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy for the same shares bearing a later date.
Quorum; Required Vote; Abstentions and Broker Non-Votes
          The presence at the annual meeting of the holders of a majority of the outstanding shares of the Company’s common stock as of the record date is necessary to constitute a quorum. Shareholders will be counted as present at the annual meeting if they are present in person at the annual meeting or if they have properly submitted a proxy card. The affirmative vote of a plurality of all votes cast at the annual meeting by the holders of the common stock is required for the election of directors. Any other business that may properly come before the annual meeting will be approved if a quorum exists and the number of votes cast in favor of such action exceeds the number of votes cast against such action. Abstentions and broker non-votes will not be counted as votes either in favor of or against the matter with respect to which the abstention or broker non-vote relates.

Record Date and Share Ownership
          The record of shareholders entitled to vote at the annual meeting was taken on April 6, 2009. On that date, the Company had outstanding and entitled to vote 3,474,000 shares of common stock, with each share entitled to one vote.
Expenses of Solicitation
          The expense of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Company. In addition to solicitations by mail, officers and other employees of the Company, at no additional compensation, may assist in soliciting proxies by telephone.
ELECTION OF DIRECTORS
          The Board of Directors of the Company, pursuant to the Company’s Bylaws, has set the number of directors to serve for the next year at fifteen, six of whom are to be elected or reelected at the annual meeting. The Company’s Articles of Incorporation provide for a classified board of directors, whereby approximately one-third of the members of the Company’s Board of Directors are elected each year at the Company’s annual meeting of shareholders, to serve a three-year term.
          Because of a current imbalance in the classes of directors, the Company is required under the provisions of the Georgia Business Corporation Code to rebalance the classes of directors, so that the classes are as nearly equal in number as possible. Director Lee, whose term as a Class III director expires at the annual meeting, has been nominated to become a Class II director, and if elected, will serve for the remainder of the Class II term, which expires at the 2011 annual meeting, and until his successor is elected and qualified.
          The term of the Class III directors will expire at this annual meeting, and each Class III director nominee elected will serve for a term of three years and until his or her successor is elected and qualified.
          In the event that any nominee withdraws or for any reason is not able to serve as a director, your proxy will be voted for such other person as may be designated by the Board of Directors, but in no event will your proxy be voted for more than five nominees. The affirmative vote of a plurality of all votes cast at the annual meeting by the holders of the common stock is required for the election of directors. Management of the Company has no reason to believe that any nominee will not serve if elected.
PROPOSAL NO. 1: ELECTION OF CLASS III DIRECTORS
          The following persons have been nominated for reelection to the Board of Directors as Class III directors:
          Patrick G. Blanchard, age 65, served as President and Chief Executive Officer of the Company from October 1997 to May 2008, and has also been a Director of the Company since October 1997. Mr. Blanchard has served as Vice Chairman of the board of directors of the Bank since 1997. Prior to accepting his position with the Company, Mr. Blanchard served as President of Georgia Bank & Trust Company of Augusta since 1988. Mr. Blanchard began his banking career in 1966 and, since that time, has organized two state banks, Georgia State Bank of Martinez, Georgia and Georgia Bank & Trust Company of Augusta, Georgia. Mr. Blanchard has also served in a number of senior banking positions, including President of the Columbia County Division of Georgia Railroad Bank & Trust Company until its acquisition by First Union Corporation in 1988, and President of Georgia State Bank of Martinez, Georgia for eleven years until its merger with Georgia Railroad Bank & Trust Company in 1985.

Mr. Blanchard is past President of the Columbia County Chamber of Commerce and a past Chairman of the board of the Metro Augusta Chamber of Commerce. He is a past Chairman of the Georgia Southern University Foundation and a past President of Historic Augusta, Inc. and the Augusta Symphony League. He was named “1994 CEO of the Year” by the Augusta Business Journal and was inducted into the Hall of Fame of the College of Business Administration of Georgia Southern University. He was the first inductee into the CSRA Business Hall of Fame in October 2003. Blanchard was named one of Georgia’s Top 25 Performing CEO’s ranked for a five-year shareholder return by The Atlanta Business Chronicle in March of 2006 and again in March of 2007.
          David W. Joesbury, Sr., age 59, has been a director of the Company since the Company commenced operations in February 1997. From 1997 to 1999, Mr. Joesbury served as Chairman of the Board of Directors of the Company and the Bank. Mr. Joesbury has been President of Joesbury Insurance Agency, Inc., an independent insurance agency founded in 1951 by his father and two partners, since 1989. He has previously served as Chairman of the Administrative Board of Thomson First United Methodist Church, Chairman of the Board of Thomson-McDuffie County Chamber of Commerce and President of Thomson Rotary Club. Mr. Joesbury started David Joesbury Insurance and Financial Services in January 2004 and is its sole owner. Both Joesbury Insurance Agency, Inc. and David Joesbury Insurance and Financial Services provide insurance services to the Bank.
          A. Montague Miller, age 69, has been a director of the Company since May 2002. Mr. Miller is currently Counsel to the Augusta, Georgia law firm of Tucker, Everitt, Long, Brewton & Lanier, PA. In May 2001, Mr. Miller retired as President and Chief Executive Officer of Club Car, Inc., a leading manufacturer of golf cars and utility vehicles in Augusta, Georgia, where he also served as Senior Vice President, President and Chief Operating Officer until his promotion to Chief Executive Officer in 1995. From 1971 to 1990, Mr. Miller was a partner in the Augusta, Georgia law firm of Dye, Miller, Tucker & Everitt, and its predecessors. Mr. Miller is a native of Augusta, Georgia and holds a B.B.A. and J.D. degree from the University of Georgia. He is a member of Reid Memorial Presbyterian Church. He is Chairman of Bartram Trail CDC, Inc., a community development corporation formed by the Board of Commissioners of Columbia County, Georgia to construct and operate a non-profit golf course for public use.
          Robert N. Wilson, Jr., age 57, has been a director of the Company since the Company commenced operations in February 1997. Mr. Wilson served as Chairman of the Board of Directors of the Bank from 1988 until 1991. Mr. Wilson has served as manager and broker of the Wilson Company, a Thomson, Georgia real estate and insurance business, since 1982. Mr. Wilson owns Wilson Ventures, Inc., which engages in real estate speculation and manages residential rental properties. Mr. Wilson serves on the Downtown Development Authority, Camellia Partners for Heritage and Economic Development, as director for United Way of McDuffie County and is actively involved with the Housing Authority of the City of Thomson, where he serves as Chairman of the Board of Directors. Mr. Wilson is past President of Thomson Rotary Club, past President of Classic South Board of Realtors and past Secretary of McDuffie County Hospital Authority.
          Bennye M. Young, age 66, has been a director of the Company since February 1999. Mrs. Young was an educator in DeKalb, Richmond and McDuffie Counties in the State of Georgia from 1966 until she retired in 1980.
          The Board of Directors of the Company recommends that the Company’s shareholders vote “FOR” the election of the nominees listed above.

PROPOSAL NO. 2: ELECTION OF CLASS II DIRECTOR
          The following person has been nominated for election to the Board of Directors as a Class II director, to serve for the remainder of the Class II term:
          John W. Lee, age 70, has been a director of the Company since December 1997. Mr. Lee retired in 1995 as a consultant to GIW Industries, Inc., a manufacturing firm located in Grovetown, Georgia. Mr. Lee previously served on the boards of directors of the Bank of Thomson and Allied Bancshares, Inc.
          The Board of Directors of the Company recommends that the Company’s shareholders vote “FOR” the election of the nominee listed above.
          Each of the following persons is a member of the Board of Directors who is not standing for election to the Board of Directors this year and whose term will continue after the annual meeting:
          Class I Directors, serving for a term expiring at the 2010 Annual Meeting of Shareholders:
          Phillip G. Farr, age 60, has been a director of the Company since the Company commenced operations in February 1997. Mr. Farr served as Chairman of the Board of Directors of the Bank from 1991 to 1995. Mr. Farr founded a local certified public accounting firm in 1975 in Thomson, Georgia and has been the managing principal since that time.
          Samuel A. Fowler, Jr., age 62, has been a director of the Company since the Company commenced operations in February 1997. Mr. Fowler serves as the Chairman of the Board of Directors of the Company. Mr. Fowler has been a member in the Thomson, Georgia law firm of Fowler & Wills, L.L.C., since 1998. Mr. Fowler has practiced law in McDuffie and Wilkes Counties since 1977. Mr. Fowler holds a Bachelor of Electrical Engineering degree from the Georgia Institute of Technology and a Juris Doctor degree from the University of Georgia. Fowler & Wills, L.L.C. provides legal services to the Bank.
          Arthur J. (Sonny) Gay, Jr., age 62, has been a director of the Company since December 1997. Mr. Gay is President and Chief Executive Officer of T and T Associates, Inc., a land developing and consulting firm that he founded in 1996. From 1970 to 1996, Mr. Gay was employed as Corporate Vice President of Bankers First Corporation and Executive Vice President of Bankers First Savings Bank, FSB in Augusta, Georgia. Mr. Gay is past Chairman and a past member of the Columbia County Planning and Zoning Commission, and a past Chairman of the Board of the Golden Harvest Food Bank. He is also a past board member of the Augusta State University Alumni Association and has been active with the United Way, the Georgia Heart Association and the Church of Christ of Augusta. Mr. Gay is a member of the Augusta Kiwanis Club and West Lake Country Club. He is also a Trustee, Deacon and member of the Central Church of Christ.
          Hugh L. Hamilton, Jr., age 55, has been a director of the Company since December 1997. Mr. Hamilton was President of Augusta Bag Co. from 1989 until 1996. From 1996 until 1999, he was the General and Operations Manager for Intertape Polymer Group, a manufacturing firm in Evans, Georgia. Since June 2005, Mr. Hamilton has been President of Genesis Health, LLC, an Infusion Therapy company. Mr. Hamilton is a former President of Environmental Management & Design. Mr. Hamilton is active in the community with past service on various boards. He currently is a member of the Exchange Club of Augusta and serves on the board of directors of Tuttle-Newton Home and University Hospital.
          Remer Y. Brinson, III, age 48, has been the President and Chief Executive Officer of the Company since May 2008, and has been a director of the Company since May 2004. He has also served as the President of the Bank since October 1999 and as Chief Executive Officer of the Bank since July 2001. Mr. Brinson also serves on the Bank’s Board of Directors. Prior to joining the Bank, Mr. Brinson served as President and Chief Executive Officer of Citizens Bank and Trust, until its acquisition by Allied Bank of Georgia. From 1994 to 1999, he was Senior Vice President of Allied Bank of Georgia and Regions Bank. Active in the community, Mr. Brinson serves on the board of directors of The Richmond County Development Authority, The Georgia Bankers Association, CSRA Development Companies, Red Cross of Augusta, the Augusta Chamber of Commerce, the Augusta Symphony and University Health Care Foundation.
          Class II directors, serving for a term expiring at the 2011 Annual Meeting of Shareholders:
          Mac A. Bowman, M.D., age 56, has been a director of the Company since February 2008. He is a graduate of Thomson High School, the Virginia Military Institute and the Medical College of Georgia. Dr. Bowman has been a physician and a cardiologist for over 31 years, and is founder and president of his own medical practice, which was founded in 1993. He is a member of the University Hospital Medical Staff and the hospital’s Executive Committee. Dr. Bowman and his family reside in Augusta and are members of Tabernacle Baptist Church. Dr. Bowman was formerly a long-time resident of Thomson, Georgia. He was recently honored by the American Heart Association as its 2008 Heart Ball Honoree.
          George H. Inman, age 77, has been a director of the Company since December 1997. Mr. Inman has served as Vice Chairman of the Board of Directors of the Company since 1997. Mr. Inman is self employed as an individual consultant. Mr. Inman retired in May 1997 as Chairman of Club Car, Inc., an Augusta, Georgia manufacturer of golf cars and utility vehicles. Mr. Inman had been employed by Club Car since 1978. For a number of years, he served on the board of directors of Junior Achievement of Augusta and the board of directors of the Augusta Chamber of Commerce. Mr. Inman also served on the board of directors of Bankers First Savings Bank in Augusta for approximately nine years.
          James L. Lemley, M.D., FAAFP, M.B.A., age 50, has been a director of the Company since the Company commenced operations in February 1997. Dr. Lemley is board certified and received his fellowship in Family Medicine. He has been in active, private medical practice in Thomson, Georgia since 1988. Dr. Lemley is Chief Executive Officer and Managing Partner of McDuffie Medical Associates. Dr. Lemley is on the active medical staff at McDuffie County Hospital, serves on the courtesy staff at University Hospital in Augusta, Georgia and is an affiliate faculty member of the Medical College of Georgia. He is an active member of the Thomson Rotary Club and Thomson First United Methodist Church.
          Julian W. Osbon, age 69, has been a director of the Company since December 1997. Mr. Osbon has served as Chairman and Chief Executive Officer of Osbon & Associates since 1997, a holding company that owns and operates Hancock Mill Development Company and The Marbury Center. Mr. Osbon is a former Chairman and Chief Executive Officer of Accelerated Pharmaceuticals, a biotech startup company with proprietary technology for drug discovery based on computer modeling. Mr. Osbon is a former Chairman of CSRA Community Foundation, University Health Care Foundation, Historic Augusta, Inc., Augusta History Museum and Augusta Tomorrow. He currently serves as a member of the Wofford College board of trustees and the Medical College of Georgia Research Institute board. He is a former recipient of the “State of Georgia SBA Business Person of the Year” award, and was selected as the recipient of the “Spirit of Georgia” award for economic contributions to the State. He was appointed by the Governor of Georgia in 1999 to chair a Georgia Senate Joint Study Group to make recommendations about the future of the Medical College of Georgia and other Augusta area hospitals. The Georgia Cancer Initiative resulted from that effort, as did the separation of the MCG Hospitals into a stand-alone profit center. He also served in 2000 as a member of the MCG Presidential Search Committee. Mr. Osbon was also awarded the “Presidential E” award by the President of the United

States for innovative contributions to U.S. Exports and has been featured in business articles in The Wall Street Journal.
CORPORATE GOVERNANCE AND BOARD MATTERS
Meetings of the Board of Directors
          The Company’s Board of Directors presently consists of fifteen members. The Board of Directors held seven meetings during the year ended December 31, 2008. During 2008, each director attended at least 75% of the aggregate number of meetings held by the Board of Directors and the committees of the Board of Directors on which he or she served with the following exceptions: former Director J. Randal Hall resigned from the Board of Directors on April 24, 2008, and attended 50%; former director Larry DeMeyers retired from the Board of Directors on May 19, 2008, and attended 57%; Director Osbon attended 71%; Director Gay attended 64%; Director Hamilton attended 63%; Director Lemley attended 56%; Director Bowman joined the Board of Directors on February 29, 2008 and attended 15%. It is a policy of the Company that the Company’s directors attend the annual meetings of shareholders, and all of the Company’s directors attended the 2008 annual meeting of shareholders with the exception of Mac A. Bowman, M.D. and Hugh L. Hamilton, Jr.
Board Independence
          The Board of Directors has determined that each of its members other than Remer Y. Brinson, III, the President and Chief Executive Officer of the Company and the Bank, and Patrick G. Blanchard, the Company’s former President and Chief Executive Officer, has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and qualifies as an independent director under the rules applicable to companies listed on The Nasdaq Stock Market.
Committees of the Board of Directors
          The Board of Directors of the Company has a standing Audit Committee, Executive Committee, Compensation Committee, Special Study Committee and Stock Option Committee.
Audit Committee
          The Audit Committee, which met eight times during 2008, reviews the affairs of the Company with the Company’s independent auditors, including a review of the accounts and the financial statements of the Company and the overall financial condition of the Company. The committee also examines the Company’s internal controls to determine whether adequate safeguards are in place, and determines whether officers and employees of the Company have provided adequate cooperation and assistance to the Company’s independent auditors. The Audit Committee reviews and pre-approves all audit and non-audit services performed by the Company’s accountants, or other accounting firms, other than as may be allowed by applicable law. The Audit Committee’s current members are Phillip G. Farr, Arthur J. Gay, Jr., Hugh L. Hamilton, Jr., George H. Inman, James L. Lemley, M.D. and A. Montague Miller. The Board has also determined that Phillip G. Farr is an “audit committee financial expert,” as defined by SEC rules. Mr. Farr is independent within the meaning of the National Association of Securities Dealers’ listing standards, as currently in effect. The Board of Directors has adopted an Audit Committee Charter, a copy of which was attached to the 2007 proxy statement as Appendix A.

Executive Committee
          The Executive Committee, which met four times during 2008, has the power and authority to manage the affairs of the Company between meetings of the Board of Directors. The Executive Committee also reviews significant corporate matters, planning and strategies and recommends action as appropriate to the Board of Directors. The Executive Committee’s current members are Patrick G. Blanchard, Remer Y. Brinson III, Samuel A. Fowler, Jr., George H. Inman, David W. Joesbury, Sr., A. Montague Miller, John W. Lee, Mac A. Bowman, M.D., and Arthur J. “Sonny” Gay.
Compensation Committee
          The Compensation Committee met two times during 2008. The Compensation Committee’s current members are Samuel A. Fowler, Jr., George H. Inman, David W. Joesbury, Sr., A. Montague Miller, John W. Lee, Mac A. Bowman, M.D. and Arthur J. “Sonny” Gay. The Board of Directors has adopted a Compensation Committee Charter, a copy of which was attached to the 2007 proxy statement as Appendix B.
     The Compensation Committee has overall responsibility for establishing, implementing and monitoring the compensation structure, policies and programs of the Company. The Committee is responsible for assessing and approving the total compensation paid to the Chief Executive Officer and other executive officers of the Company. Accordingly, the Compensation Committee is responsible for determining whether the compensation paid to the officers is fair, reasonable and competitive, and whether such compensation serves the interest of the Company’s shareholders.
          The Compensation Committee makes all compensation decisions related to the compensation of the Chief Executive Officer. The Compensation Committee and the Chief Executive Officer annually review the performance of the Company’s other executive officers. The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are reviewed by the Committee. The Committee can exercise its discretion in modifying any recommended adjustments or awards to executives.
     The Compensation Committee’s Chairman regularly reports to the Board on the actions and recommendations of the Compensation Committee. The Compensation Committee may retain (at the Company’s expense) outside counsel, compensation consultants and other advisors to assist as needed.
Stock Option Committee
          The Stock Option Committee, which met one time during 2008, has been assigned the responsibility of administering the Company’s 1997 Stock Option Plan and 2004 Incentive Plan. The Stock Option Committee’s current members are Phillip G. Farr, David W. Joesbury, Sr., James L. Lemley, M.D.,A. Montague Miller and Hugh L. Hamilton, Jr.
Nomination of Directors
          At the direction of the Chairman of the Board, during 2007 director selection and review was conducted by the Special Study Committee. Each member of the Special Study Committee has a long-standing relationship with the Company or the Bank as either a director or officer, and the Company believes that these directors acting as a group are capable of evaluating the performance of the current Board, the qualifications of proposed director nominees and of determining the need for additional directors.

          The Special Study Committee evaluates and considers desired director skills and attributes in identifying director candidates, including the qualifications enumerated below under “Director Qualifications.” The Special Study Committee applies the same standards in considering director candidates recommended by the shareholders as it applies to other candidates. See “Nominations by Shareholders” for information with regard to the consideration of any director candidates recommended by shareholders.
          The Special Study Committee presently consists of Phillip G. Farr, James L. Lemley, M.D., A. Montague Miller, Robert N. Wilson, Jr. and Julian W. Osbon. The Special Study Committee held no formal meetings during 2008, but did discuss the composition of the boards of the Company and the Bank informally. The full Board of Directors nominated the individuals who are standing for election at the 2009 annual meeting.
          Nominations by Shareholders. The Board of Directors will consider director candidates recommended by shareholders, provided the following procedures are followed by shareholders in submitting recommendations:
•	Shareholder nominations must be delivered in writing to the Secretary of the Company;

•	Submissions must include sufficient biographical information regarding the recommended candidate including age, his or her employment history for at least the previous five years (including employer names and a description of their business) and such person’s other board memberships, if any; and

•	The submission must be accompanied by a written consent of the individual to stand for election if nominated by the Board of Directors and to serve if elected by the shareholders.
          Submissions should be delivered to the Secretary of the Company not less than 60 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the prior year’s annual shareholders meeting. Any submissions received after such date will not be considered until the following year’s annual shareholders meeting.
          Director Qualifications. It is the policy of the Board of Directors to seek and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company. The Board of Directors seeks a diverse group of candidates who possess the background, skills and expertise to make significant contributions to the Board of Directors, the Company and its shareholders. Desired qualities to be considered include:
Experience (in one or more of the following):
•	High-level leadership experience in business or administrative activities;

•	Breadth of knowledge about issues affecting the Company and its subsidiaries;

•	The ability and willingness to contribute special competencies to Board of Directors activities; and

•	The ability to read and understand financial statements.

Personal Attributes
•	Personal integrity;

•	Loyalty to the Company and concern for its success and welfare;

•	Willingness to apply sound and independent business judgment;

•	Awareness of a director’s vital role in the Company’s good corporate citizenship and its corporate image;

•	Availability for meetings and consultation on Company matters;

•	Contacts within the community; and

•	The willingness to assume Board of Directors and fiduciary responsibilities.
          Qualified candidates for membership on the Board of Directors will be considered without regard to race, religion, sex, ancestry, national origin or disability.
          The Board of Directors does not intend to alter the manner in which it evaluates candidates based on whether the candidate was recommended by a shareholder or by the Special Study Committee.
Shareholder Communications with the Board of Directors
          The Board of Directors has implemented a process for shareholders to send communications to the Board of Directors. Shareholders who wish to communicate directly with the Board of Directors or any particular director should deliver any such communications in writing to the Secretary of the Company. The Secretary will compile any communications he or she receives from shareholders and deliver them periodically to the Board of Directors or the specific directors requested. The Secretary of the Company will not screen or edit such communications, but will deliver them in the form received from the shareholder.
Shareholder Proposals for 2010 Annual Meeting
          The deadline for submission of shareholder proposals for inclusion in the Company’s proxy statement for the 2010 Annual Meeting of Shareholders is December 9, 2009. Additionally, the Company must receive notice of any shareholder proposal to be submitted at the 2010 Annual Meeting of Shareholders (but not required to be included in the Company’s proxy statement) by March 1, 2010, or such proposal will be considered untimely and the persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.
Code of Ethics
          The Company has adopted a Code of Ethics applicable to its Chief Executive Officer and Chief Financial Officer, a copy of which was filed as Exhibit 14.1 to the Company’s Form 10-KSB for the fiscal year ended December 31, 2003.
No Family Relationships Among Directors and Officers
          There are no family relationships between any director or executive officer of the Company or the Bank and any other director or executive officer of the Company or the Bank.

EXECUTIVE OFFICERS
          Executive officers of the Company and the Bank are appointed by the Board of Directors of the Company and the Board of Directors of the Bank, respectively, and hold office at the pleasure of the respective board. The executive officers of the Company and Bank are as follows:

Name	Age	Position with the Company and Bank
Remer Y. Brinson, III	48	President and Chief Executive Officer of the Company and the Bank and Director of the Company and the Bank
Thomas J. Flournoy	53	Senior Vice President and Chief Financial Officer of the Company and the Bank
          Biographical information for Mr. Brinson is in the section titled “Election of Directors” above.
          Thomas J. Flournoy, age 53, has served as Chief Financial Officer of the Bank since March 9, 2009. He came to the Bank with over twenty-five years of executive/senior level bank management experience in finance, accounting and operations. From July 2008 through March 2009, he served as Chief Financial Officer and Executive Vice President of Omni National Bank in Atlanta, Georgia. Previous to that position, he served from April 2007 through July 2008, as Chief Operating Officer and Executive Vice President at Commonwealth Bank & Trust Company in Louisville, Kentucky. From May 2005 through April 2007, he served as Chief Financial Officer and Executive Vice President of Summit National Bank in Atlanta, Georgia. From October 2001 through May 2005, he served as Chief Financial Officer and Executive Vice President of MFB Corporation, a bank holding company located in Mishawaka, Indiana.

EXECUTIVE COMPENSATION
Summary Compensation Table for Fiscal 2008 and 2007
          The following table provides certain information concerning compensation earned for services rendered in all capacities by our principal executive officer, principal financial officer and our other executive officers, referred to in this Proxy Statement as our named executive officers, during the fiscal years ended December 31, 2008 and 2007.

							Nonqualified
						Non-Equity	Deferred
Name and				Stock	Option	Incentive Plan	Compensation	All Other
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)	($)	($)	($)[2]	($)	($)	($)[3]	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Remer Y. Brinson, III,	2008	$240,000	—	—	$56,250	$48,000	—	$6,900	$351,150
President and	2007	$225,000	—	—	—	$54,000	—	$6,750	$285,750
Chief Executive Officer of the Company and the Bank
Patrick G. Blanchard,	2008	$175,000	—	—	—	—	—	—	$175,000
Former	2007	$175,000	—	—	—	$42,000	—	$3,000	$220,000
President and Chief Executive Officer of the Company[1]
Bradley J. Gregory,	2008	$129,583	—	—	—	—	—	$563	$130,146
Former	2007	$122,917	$7,600	—	—	—	—	$1,888	$132,405
Chief Financial Officer of the Company and the Bank[1]

[1]	Mr. Blanchard retired from his executive officer position May 31, 2008 but continues to be employed by the Bank; Mr. Gregory resigned January 15, 2009.

[2]	Refer to “Notes to Consolidated Financial Statements- Note 10 — Shareholders’ equity and regulatory requirements” included in Exhibit 99.1 to our Annual Report on Form 10-K filed on March 31, 2009 for the relevant assumptions used to determine the valuation of our option awards.

[3]	Represents our 401(k) plan matching contributions.
401(k) Plan
          Our named executive officers are entitled to all benefits generally made available to our employees, including the eligibility to participate in our 401(k) plan. Our 401(k) plan is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Internal Revenue Code of 1986, as amended, referred to herein as the Code. In general, all of our employees, who are working at least 20 hours per week and are at least 21 years of age, are eligible to participate on the first anniversary of the date they were hired. Our 401(k) plan includes a salary deferral arrangement pursuant to which the participants may contribute, subject to certain Code limitations, a minimum of 1% and a maximum of 80% of their salary on a pre-tax basis (up to $15,500 per year). We may make both matching and additional contributions each year, subject to certain Code limitations, in the discretion of our Board of Directors. A separate account is maintained for each participant in our 401(k) plan. The portion of a participant’s account attributable to his or her own contributions is 100% vested. Distributions from our 401(k) plan may be made in the form of a lump-sum cash payment or in installment payments.
Severance Protection Agreements
          Mr. Brinson has entered into a severance protection agreement with the Company pursuant to which he may receive severance payments if his employment with the Company is terminated under certain circumstances within three years after any change in control of the Company.
          Pursuant to the agreement, if Mr. Brinson is terminated by the Company during the three-year period immediately following a change in control for any reason other than: (1) gross negligence or willful misconduct; (2) conviction of any crime involving breach of trust or moral turpitude; (3) failure to follow the reasonable written instructions or policies of the Company; or (4) receipt by the Bank or the Company of any written notice from one of their respective regulators requiring his removal, then the Bank will pay him an amount equal to two times the rate of his annual base salary. Such compensation shall be paid in a lump sum within 30 days after such termination or on a monthly basis as specified in writing by him. He is entitled to the same payment during the three-year period immediately following a change in control if he terminates his employment with the Company within 90 days following: (1) a reduction in his compensation, (2) a requirement that he relocate to a county other than Columbia, McDuffie or Richmond, or (3) a reduction in his duties, title, and/or responsibilities.
          Additionally, if he terminates his employment within 90 days after a change in control occurring when any person or group acting in concert becomes an owner of shares of stock of the Company representing an aggregate of 50% or more of the votes then entitled to be cast at an election of directors of the Company, the Bank shall pay him an amount equal to one and one-half times the rate of his annual base salary within 30 days of such termination. If he terminates his employment within 90 days after any other change in control event under his agreement, the Bank shall pay him an amount equal to his annual base salary within 30 days of such termination.
          If a severance payment triggering event had occurred on December 31, 2008, Mr. Brinson would have been eligible to receive a severance payment of $240,000, $360,000 or $480,000 (representing 100%, 150% and 200%, respectively, of his then-effective base salary), depending on the specific circumstances of the triggering event.
Perquisites
          Mr. Brinson receives the following perquisites on an annual basis: payment of private and civic club membership dues, provision of an automobile, and an automobile allowance. The aggregate value of these perquisites in 2008 was less than $10,000.
Non-Equity Annual Incentive Plan
          Our non-equity annual incentive plan, referred to in this Proxy Statement as the AIP, is designed to attract, motivate and retain senior management personnel, motivate behaviors and reward outcomes that contribute to the attainment of short-term strategic goals, and add an element of risk and reward to total compensation. Pursuant to the AIP, Mr. Brinson (and, prior to his retirement, Mr. Blanchard) may earn an incentive award equal to a percentage of his annual base salary. The cash incentive award is based upon meeting certain financial performance objectives established at the beginning of each calendar year.

          The AIP is designed to use performance measures that:
•	represent the most important drivers of profitable growth (ends and critical means);

•	provide good “line of sight” for executives;

•	use a performance range to indicate minimally acceptable, target, and outstanding results;

•	are weighted to show relative importance; and

•	set targets that consider past results, future plans, and peer group performance.
          The AIP offers a competitive range of potential incentive awards, including a threshold award (conservative versus market), a target award (competitive with the middle of the market), and a “stretch” award (clearly exceeds the middle of the market).
          The performance measures are related to asset growth, net income (including accruals for incentive payments under the AIP), and a subjective assessment by the Board of Directors. The financial performance objectives of asset growth and net income are assigned a weighting factor of 40% each, and the subjective assessment of the Board of Directors is assigned a weighting factor of 20%.
          The AIP includes a “threshold,” “target” and “stretch” or aspiration goal in each of the asset growth and net income categories. Failure to meet the threshold goals results in no incentive payment in that category. Achievement of the threshold goals is designed to result in an incentive award of 15% of base salary. Achievement of the target goals is designed to result in an incentive award of 30% of base salary. Achievement of the stretch goals is designed to result in an incentive award of 60% of base salary. The performance objectives are designed so that the achievement of the target goals would be considered to be reflective of superior performance, and the target goals are considered to be difficult to achieve.
          Certain other quality measures, which are based upon credit quality measures, are also included in the AIP, which can have the effect of increasing or decreasing the incentive award amount by as much as 45%. The credit quality measures are designed as to act as control measures to insure that asset growth and net income are not achieved at the expense of credit quality, and that balanced results are achieved. The credit quality measures include expectations related to: (i) classified assets as a percent of total assets, (ii) charge-offs as a percent of loans, and (iii) delinquencies as a percent of loans. If the credit quality results do not meet expectations for a particular credit quality measure, the incentive award will be reduced by 15%. If the credit quality results meet expectations, there is no impact on the incentive award. If the credit quality results exceed expectations, there will be a 15% increase in the incentive award. Additional payments for exceeding expectations under the credit quality measures will only be made if the target net income measure is exceeded.
          The subjective assessment of the Board of Directors takes into account various circumstances, developments and occurrences during the year which may have had an impact on the performance measures, and the Board of Directors may act subjectively based upon those considerations and may make upward or downward adjustments to an incentive award based upon the 20% weighting factor.
          Excluding the subjective assessment of the Board of Directors, and assuming that (i) the stretch goals were attained for each financial performance category, and (ii) the results of each of the credit quality measures exceeded expectations, the maximum annual incentive award which could be earned is 87% of base salary.
          Pursuant to the actual results for the year ended December 31, 2007, asset growth exceeded the stretch amount. Net income for the year ended December 31, 2007 did not meet the threshold goal, so no incentive payment was earned with respect to that performance measure. Thus, under the AIP, an incentive award of 24.0% of base salary was earned for 2007. Based upon the subjective assessment by the Board of Directors, no adjustment was made to the incentive award for 2007. Due to the fact that the threshold net income goal was not met, no additional incentive award was earned under the credit quality measure categories. Pursuant to the 2007 AIP, Mr. Blanchard’s incentive award was $42,000, and Mr. Brinson’s incentive award was $54,000.
          Pursuant to the actual results for the year ended December 31, 2008, asset growth exceeded the threshold amount. Net income for the year ended December 31, 2008 did not meet the threshold goal, so no incentive payment was earned with respect to that performance measure. Due to the fact that the net income goal was not met, no additional incentive award was earned under the credit quality measure categories. However, based upon subjective assessment by the Board of Directors, an upward adjustment was made to the incentive award for 2008 based in part to the Company’s performance in the current economic climate. Pursuant to the 2008 AIP, Mr. Brinson’s incentive award was $48,000.
          The financial performance objectives and credit quality measures may be adjusted annually by the Board of Directors or an appropriate committee of the Board of Directors. The financial performance objectives have not been modified for the 2009 AIP year.
Supplemental Executive Retirement Plan
          Our Supplemental Executive Retirement Plan, referred to in this Proxy Statement as the SERP, is for the benefit of certain key officers. The SERP provides selected employees who satisfy specific eligibility requirements with supplemental benefits upon retirement, termination of employment, death, disability or a change of control of the Bank, in certain prescribed circumstances. Except as described specifically below, SERP benefits are subject to a seven-year vesting schedule as set forth in the SERP. Currently, Remer Y. Brinson, III is the only executive officer participant in the SERP.
          Upon achieving age 65 and normal retirement with the Bank, a participant will receive an annual normal retirement benefit equal to 40% of his salary at retirement for life. In the event the participant dies after such payments have commenced, his named beneficiary will continue to receive the annual benefit for a period of 15 years. In the event the participant dies prior to the date that such payments commence, his named beneficiary will receive the annual benefit for a period of ten years. If a participant becomes disabled prior to age 65, he will receive the accrued benefit as of the date of disability in five equal annual installments. If the SERP is terminated by the Bank prior to a participant receiving his benefits, the Bank must pay the participant the entire accrued benefit in effect as of the date of termination of the SERP. Such benefit will be paid in ten equal installments and will commence at age 65.
          In the event the participant voluntarily terminates his employment with the Bank prior to age 65 for other than good reason, that participant will receive the vested portion of the accrued benefit as of the termination date. Such benefit will be paid in ten equal annual installments and will begin at age 65. In the event the participant is involuntarily terminated by the Bank for reasons other than cause or voluntarily terminates his or her employment for good reason prior to age 65, the Bank will pay the vested portion of the annual benefit, beginning at age 65 and continuing for life.
          Upon a change of control of the Bank, a participant will become 100% vested and payments will begin at age 65 and continue for life. A participant will forfeit any unpaid benefits under the SERP if the participant is (1) terminated for cause or (2) violates any existing non-competition or nondisclosure agreement with the Bank or engages in prohibited competition or disclosure under any existing agreements with the Bank, or (3) if no such agreements exist, engages in “prohibited disclosure” (as such term is defined in the SERP).

Long-Term Compensation
          Our strategy for long-term compensation is principally provided through stock option awards under our stock option and equity incentive plans, designed to motivate and reward our senior management for increasing shareholder value. Generally, we believe that providing our named executive officers with opportunities to acquire an equity stake in our growth and prosperity, while maintaining other elements of our compensation programs, will enable us to attract and retain executives with the outstanding management abilities and entrepreneurial spirit that are essential to our ongoing success. We also believe this approach motivates our named executive officers to perform to their full potential, and more closely aligns such officers’ interests with those of our shareholders, since the ultimate value of such compensation is linked directly to stock price.
          We have utilized two equity incentive plans in the history of our Company, including the 2004 Incentive Plan and the 1997 Stock Option Plan. The 2004 Plan provides for the award of incentive and nonqualified stock options, stock appreciation rights, restricted stock, performance units and phantom stock. Directors, officers, key employees and consultants or advisors of the Company and the Bank are eligible to participate in the 2004 Plan. The 1997 Plan provides for the award of incentive and nonqualified stock options to eligible directors, officers and key employees of the Company and the Bank. The maximum number of shares reserved and available for sale under the 2004 Plan is currently 262,805. There are no more shares reserved and available for sale under the 1997 Plan.
          These plans are administered by the Board of Directors and the Stock Option Committee of the Board of Directors of the Company. Prior to the end of the Company’s fiscal year, the Stock Option Committee begins the process of evaluating the Company’s performance during the year and determining the appropriate equity-based incentives to award our Named Executive Officers. This process continues into the next fiscal year with incentive awards typically granted during the first quarter.
          Subject to the provisions of the 1997 Plan and the 2004 Plan, the Board or the Committee has the authority to determine, among other things, the individuals to whom awards shall be granted and to determine exercise prices, vesting requirements, the term of and the number of shares covered by each award, and the form of the award to be granted.

Outstanding Equity Awards at 2008 Fiscal Year-End
          The following table provides certain information concerning the outstanding equity awards for each Named Executive Officer as of December 31, 2008. The number of options held as of December 31, 2008 includes options granted under the 2004 Plan and the 1997 Plan.

							Stock Awards
									Equity	Equity
	Option Awards								Incentive	Incentive
				Equity					Plan	Plan
				Incentive					Awards:	Awards:
				Plan			Number	Market	Number of	Market or
				Awards:			of Shares	Value of	Unearned	Payout
				Number of			or Units	Shares or	Shares,	Value of
	Number of	Number of		Securities			of Stock	Units of	Units or	Unearned
	Securities	Securities		Underlying			That	Stock	Other	Shares,
	Underlying	Underlying		Unexercised			Have	That Have	Rights That	Units or
	Unexercised	Unexercised		Unearned	Option	Option	Not	Not	Have Not	Other Rights
	Options (#)	Options (#)		Options	Exercise	Expiration	Vested	Vested	Vested	That Have
Name	Exercisable	Unexercisable		(#)	Price ($)	Date	(#)	($)	(#)	Not Vested
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)
Patrick G. Blanchard	7,000	—		—	$3.91	4/1/09	—	—	—	—
	13,800	—		—	$3.33	12/20/10	—	—	—	—
	17,250	—		—	$3.51	1/16/12	—	—	—	—
	7,500	—		—	$6.82	12/18/12	—	—	—	—
	10,000	—		—	$14.30	12/17/13	—	—	—	—
	4,953.60	1,238.40	[1]	—	$16.40	1/25/15	—	—	—	—
	1,045.60	261.40	[1]		$16.40	1/25/15	—	—	—	—
	3,000	2,000	[2]	—	$15.00	3/31/16	—	—	—	—
Remer Y. Brinson, III	7,500	—		—	$6.82	12/18/12	—	—	—	—
	10,000	—		—	$14.30	12/17/13	—	—	—	—
	4,953.60	1,238.40	[1]	—	$16.40	1/25/15	—	—	—	—
	1,045.60	261.40	[1]	—	$16.40	1/25/15	—	—	—	—
	2,250	5,250	[3]	—	$15.00	3/31/16	—	—	—	—
	500	4,500	[4]	—	$11.25	2/26/18	—	—	—	—
Bradley J. Gregory	900	2,100		—	$14.43	5/22/16 [5]	—	—	—	—
	100	900		—	$10.75	1/28/18 [5]	—	—	—	—

[1]	The remaining unvested options vested on January 25, 2009.

[2]	Remaining options vested or will vest in equal 1,000 share increments on March 31, 2009 and March 31, 2010.

[3]	Remaining options vested or will vest as follows: options to purchase 750 shares will vest on March 31, 2009; options to purchase 1,125 shares will vest on each of March 31, 2010, March 31, 2011, March 31, 2012 and March 31, 2013.

[4]	Remaining options vested or will vest as follows: options to purchase 500 shares will vest on each of February 26, 2009, February 26, 2010 and February 26, 2011; options to purchase 750 shares will vest on each of February 26, 2012, February 26, 2013, February 26, 2014 and February 26, 2015.

[5]	The unvested options expired upon Mr. Gregory’s resignation on January 15, 2009, and the vested options will expire on April 15, 2009.

Director Compensation Table for Fiscal 2008
          The following table provides certain information concerning compensation for each director during the fiscal year ended December 31, 2008.

	Fees
	Earned or			Non-Equity	Nonqualified
	Paid in	Stock	Option	Incentive Plan	Deferred	All Other
	Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name[1]	($)	($)[5]	($)	($)	Earnings	($)[6]	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Patrick G. Blanchard[2]	—	—	—	—	—	—	—
Mac Bowman	$2,100	—	—	—	—	—	$2,100
Larry DeMeyers[3]	$1,600	—	—	—	—	—	$1,600
Phillip G. Farr	$6,450	$4,189	—	—	—	$1,466	$12,105
Samuel A. Fowler, Jr.	$13,050	$6,283	—	—	—	—	$19,333
Arthur J. Gay, Jr.	$14,550	$4,189	—	—	—	$2,634	$21,373
J. Randal Hall[4]	$3,700	—	—	—	—	—	$3,700
Hugh L. Hamilton, Jr.	$5,100	$2,800	—	—	—	—	$7,900
George H. Inman	$5,200	$2,800	—	—	—	$1,482	$9,482
David W. Joesbury, Sr.	$9,850	$4,189	—	—	—	—	$14,039
John W. Lee	$13,850	$3,494	—	—	—	$2,392	$19,736
James L. Lemley, M.D.	$4,050	$2,800	—	—	—	$884	$7,734
A. Montague Miller	$5,350	$4,894	—	—	—	$1,276	$11,520
Julian W. Osbon	$3,800	$3,494	—	—	—	—	$7,294
Robert N. Wilson, Jr.	$12,950	$3,494	—	—	—	—	$16,444
Bennye M. Young	$3,900	$2,800	—	—	—	$894	$7,594

[1]	Remer Y. Brinson, III, who is a member of our Board of Directors, has been omitted from this table since he received no compensation for serving on our Board of Directors.

[2]	Patrick G. Blanchard received no compensation for serving on the Board of Directors during his 2008 service as a named executive officer. After his retirement from the position of President and Chief Executive Officer, Patrick G. Blanchard received no compensation for his service on the Board of Directors. See “Executive Compensation — Summary Compensation Table for Fiscal 2008 and 2007” for his salary compensation as Former President and Chief Executive Officer of the Company.

[3]	Mr. DeMeyers retired from the Board of Director as of May 19, 2008.

[4]	Mr. Hall resigned from the Board of Directors on April 24, 2008.

[5]	Based on the closing price of the Company’s common stock on the grant date.

[6]	Based on purchases of common stock from the Company pursuant to the Director Stock Purchase Plan at a price that was $2.00 less than the closing price of the Company’s common stock on the purchase date.
Director Compensation
          Each director of the Company and the Bank receives $200 for each Board meeting attended. From January 1, 2008 through June 30, 2008, directors received $200 for each Directors Loan Committee meeting attended and $100 for each other committee meeting attended. Effective July 1, 2008, the fees earned by the directors of the Company and the Bank for attending the various committee meetings were amended as follows.

Directors Loan Committee	$350 per meeting
Audit Committee	$250 per meeting
All Other Committees	$150 per meeting
          In 2008, each outside director of the Company also received an annual retainer of 250 shares of the Company’s common stock. The Board Chairs of the Company and the Bank receive an additional 125 retainer shares while Committee Chairs receive an additional 62 retainer shares for their service.
          In June 2001, the Board of Directors adopted the Director Stock Purchase Plan. The Plan provides that non-employee directors of the Company and the Bank may elect to purchase shares of the Company’s common stock in lieu of receiving cash for director fees earned in each calendar quarter. The purchase price for shares acquired under the Plan is $2.00 less than the closing market price of the Company’s common stock as reported on the Over-the-Counter Bulletin Board on the date of the last trade of the Company’s common stock reported prior to the investment date. The investment date is the first trading date of each calendar quarter. A non-employee director may join the Plan at any time during the last seven days of each calendar quarter.
TRANSACTIONS WITH RELATED PERSONS, PROMOTERS
AND CERTAIN CONTROL PERSONS
          The Bank extends loans from time to time to certain of the Company’s and the Bank’s directors, their associates and members of the immediate families of the directors and executive officers of the Company and the Bank. These loans are made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with persons not affiliated with the Company or the Bank, and do not involve more than the normal risk of collectibility or present other unfavorable features.
          In accordance with our Audit Committee Charter, our Audit Committee is responsible for reviewing and approving all related-party transactions. Any financial transaction with any officer or director, or any immediate family member of any officer or director, not made in the ordinary course of business, would need to be approved by our Audit Committee prior to the Company entering into such transaction. On an ongoing basis, all potential related-party transactions are reported directly to the Chairman of our Audit Committee. To assist us in identifying any related-party transactions, each year we submit and require our directors and officers to complete questionnaires identifying any transactions with us in which the directors or officers, or their immediate family members, have an interest.

AUDIT COMMITTEE REPORT
          The Audit Committee has reviewed and discussed the Company’s 2008 audited financial statements with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the independent auditors the independent auditors’ independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the SEC.
Respectfully submitted,
The Audit Committee
Phillip G. Farr, Chairman
George H. Inman
Arthur J. Gay, Jr.
James L. Lemley, M.D.
Hugh L. Hamilton, Jr.
A. Montague Miller

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
          The following table sets forth certain information as of April 6, 2009 with respect to ownership of the outstanding common stock of the Company by (i) each director and Named Executive Officer of the Company, (ii) all directors and executive officers of the Company, as a group, and (iii) all persons known to the Company to own beneficially more than 5% of the outstanding shares of the Company’s common stock.

		Percentage of
	Amount and Nature of	Outstanding
Name of Beneficial Owner	Beneficial Ownership[1]	Shares

Patrick G. Blanchard[2]	71,181	2.01%
Mac A. Bowman, M.D.	0	—
Remer Y. Brinson, III[3]	67,532	1.93%
Phillip G. Farr[4]	29,939	*
Thomas J. Flournoy	0	—
Samuel A. Fowler, Jr.[5]	44,132	1.27%
Arthur J. Gay, Jr.	23,809	*
Hugh L. Hamilton, Jr.	37,837	1.09%
George H. Inman[6]	52,089	1.50%
David W. Joesbury, Sr.[7]	50,049	1.44%
John W. Lee[8]	160,457	4.62%
James L. Lemley, M.D. [9]	63,974	1.84%
A. Montague Miller	41,942	1.21%
Julian W. Osbon	79,593	2.29%
Robert N. Wilson, Jr.[10]	37,674	1.08%
Bennye M. Young[11]	55,761	1.61%
Knox Ltd. (beneficial owner)[12]	179,405	5.16%

All directors and executive officers as a group (16 persons)[13]	995,374	27.93%

*	Represents less than 1%.

[1]	“Beneficial ownership” includes shares for which an individual or entity, directly or indirectly, has or shares voting or investment power or both. All of the above listed persons and entities have sole voting and investment power over the shares listed opposite their names unless otherwise indicated in the notes below. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. The ownership percentages are based upon 3,474,000 shares, except for certain parties who hold presently exercisable stock options to purchase shares. The ownership percentage for each party holding presently exercisable stock options is based upon the sum of 3,474,000 shares plus the number of shares held by such party subject to presently exercisable stock options, as indicated in the following notes.

[2]	Includes 60,049 shares subject to presently exercisable stock options.

[3]	Includes 29,749 shares subject to presently exercisable stock options and 250 shares held by Mr. Brinson’s wife as custodian for their minor children.

[4]	Includes 450 shares owned by Mr. Farr’s wife as to which Mr. Farr disclaims beneficial ownership.

[5]	Includes 345 shares owned by Mr. Fowler’s wife as to which Mr. Fowler disclaims beneficial ownership. Also includes 1,725 shares held by Samuel A. Fowler, Jr., Attorney At Law, P.C., a professional corporation established and managed by Mr. Fowler.

[6]	Includes 10,637 shares owned by Mr. Inman’s wife.

[7]	Includes 7,245 shares owned by Mr. Joesbury’s wife, with whom Mr. Joesbury shares voting and investment power.

[8]	Includes 136,825 shares held by Leeward Group, LLLP, a partnership for which Mr. Lee exercises sole voting and investment power, and 12,765 shares held in an Individual Retirement Account.

[9]	Includes 57,787 shares owned by the Patricia O. Lemley Trust of which Dr. Lemley is the trustee and 690 shares held by

Dr.Lemley as custodian for his child.

[10]	Includes 775 shares held by Mr. Wilson as custodian for his children, for whom he exercises voting and investment power, and 9,667 shares held in an Individual Retirement Account.

[11]	Includes 5,864 shares held in trust for the benefit of Ms. Young’s children.

[12]	The Company is relying on a Schedule 13G filed with the Securities and Exchange Commission on December 29, 2008 for the accuracy of this information. Boone A. Knox is the sole general partner of Knox Ltd.

[13]	Includes 89,048 shares subject to presently exercisable options.
Section 16(a) Beneficial Ownership Reporting Compliance
          Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and persons who own more than 10% of the outstanding common stock of the Company to file with the Securities and Exchange Commission reports of changes in ownership of the common stock of the Company held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the year ended December 31, 2008, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% shareholders were complied with, except as follows: director and executive officer Brinson belatedly filed two Form 4 reports, director Lee belatedly filed three Form 4 reports, director and executive officer Blanchard belatedly filed one Form 4 report, director Fowler belatedly filed one Form 4 report, director Wilson belatedly filed one Form 4 report, director Farr belatedly filed one Form 4 report, and director Bowman belatedly filed one Form 3 report.
INDEPENDENT PUBLIC ACCOUNTANTS
          The Audit Committee has approved the selection of Cherry, Bekaert & Holland, L.L.P., which served as the Company’s independent public accountants for the year ended December 31, 2008, as the Company’s independent public accountants for the current fiscal year.
          Representatives of Cherry, Bekaert & Holland, L.L.P. are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.
          Audit Fees. The aggregate fees billed for professional services rendered by Cherry, Bekaert & Holland, L.L.P. for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s quarterly reports on Form 10-Q were $70,000 for 2008 and $63,750 for 2007.
          Audit-Related Fees. The aggregate fees billed by Cherry, Bekaert & Holland, L.L.P. for audit-related services were $2,000 for 2008 and $250 for 2007. These fees related to compliance audits, consent procedures and other audit requirements.
          Tax Fees. The aggregate fees billed for professional services rendered by Cherry, Bekaert & Holland, L.L.P. for tax compliance, tax advice and tax planning were $10,475 for 2008 and $7,000 for 2007. These fees were incurred in connection with the preparation of the Company’s tax returns.
          All Other Fees. The aggregate fees billed for professional services rendered by Cherry, Bekaert & Holland, L.L.P. of this nature were $7,025 for 2008 and $6,650 for 2007. These fees relate to assistance in connection with regulatory filings and accounting and disclosure consultation.
          All services described above were pre-approved by the Audit Committee.

OTHER MATTERS
Annual Report to Shareholders and Report on Form 10-K
          Additional information concerning the Company, including financial statements, is provided in the Company’s 2008 Annual Report to Shareholders that accompanies this proxy statement. The Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission, is available to shareholders who make a written request therefor to Thomas J. Flournoy, Chief Financial Officer, at the offices of the Company, 3527 Wheeler Road, Augusta, Georgia 30909. Copies of exhibits filed with that report or referenced therein will be furnished to shareholders of record upon request and payment of the Company’s expenses in furnishing such documents.
Other Business
          The Board of Directors knows of no other matters to be brought before the annual meeting. However, if other matters should come before the annual meeting it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their judgment of what is in the best interest of the Company.

GEORGIA-CAROLINA BANCSHARES, INC.
REVOCABLE PROXY
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS FOR THE 2009 ANNUAL MEETING OF SHAREHOLDERS.
The undersigned hereby appoints Samuel A. Fowler, Jr. and Phillip G. Farr, and each of them, with full power of substitution to each, the proxies of the undersigned to vote all shares of common stock of Georgia-Carolina Bancshares, Inc. (the “Company”) that the undersigned would be entitled to vote if personally present at the 2009 Annual Meeting of Shareholders of the Company to be held at 4:00 p.m. on Monday, May 18, 2009, at 3527 Wheeler Road, Augusta, Georgia 30909, or at any adjournments or postponements thereof upon the following:
1.	To elect the following five Class III directors to serve for a term of three years, expiring at the 2012 Annual Meeting of the Shareholders, and until their successors are elected and qualified:

Patrick G. Blanchard, David W. Joesbury, Sr., A. Montague Miller, Robert N. Wilson, Jr., Bennye M. Young

☐ FOR	☐ WITHHOLD	☐ FOR ALL EXCEPT
Instructions:	To withhold authority to vote for any individual nominee, mark “FOR ALL EXCEPT” and mark through that nominee’s name.
2.	To elect the following Class II director to serve for the remainder of the Class II term, which expires at the 2011 Annual Meeting of Shareholders, and until his successor is elected and qualified:

John W. Lee

☐ FOR	☐ WITHHOLD
3.	To transact such other business as may lawfully come before the Annual Meeting of Shareholders or any adjournments or postponements thereof.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ABOVE NOMINEES, AND UNLESS
INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACES PROVIDED, THIS PROXY WILL BE SO VOTED.
IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED
BY THOSE NAMED HEREIN AS DETERMINED BY THE BOARD OF DIRECTORS OF THE COMPANY.

Please date and sign this Proxy exactly as name(s) appears on the mailing label.

Stockholder sign above

Co-holder (if any) sign above

Print Name(s):

NOTE: When signing as an attorney, trustee, executor, administrator or guardian, please give your title as such. If a corporation or partnership, give full name by authorized officer. In the case of joint tenants, each joint owner must sign.

Dated:

I plan to attend the Annual Meeting of Shareholders:  Yes ☐     No ☐